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                                                                   EXHIBIT 23.03

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of eUniverse, Inc. on Form SB2 - of our report dated June 3, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 3, 1999 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



Cordovano and Harvey, P.C.
Denver, Colorado
September 10, 1999